Exhibit 23(b)

                   Consent of Independent Auditors


The Board of Directors and Stockholders
Universal American Financial Corp.:


We consent to incorporation by reference in Registration Statement
No. 11-258016 on Form S-8 of our report dated March 26, 1996, with respect to the consolidated financial statements and financial statements schedules included in the Annual Report (Form 10-K) of Universal American Financial Corp. for the years ended December 31, 1995 and 1994.

Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.



New York, New York					                             		KPMG Peat Marwick LLP
March 26, 1997